EXHIBIT A

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                           Funds                               Effective Date
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FIRST TRUST PREFERRED SECURITIES AND INCOME ETF               FEBRUARY 1, 2013
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FIRST TRUST MANAGED MUNICIPAL ETF                               APRIL 3, 2014
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FIRST TRUST LONG/SHORT EQUITY ETF                              AUGUST 26, 2014
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FIRST TRUST EMERGING MARKETS LOCAL CURRENCY BOND ETF          OCTOBER 20, 2014
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FIRST TRUST RIVERFRONT DYNAMIC EUROPE ETF                     FEBRUARY 2, 2016
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FIRST TRUST RIVERFRONT DYNAMIC ASIA PACIFIC ETF               FEBRUARY 2, 2016
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FIRST TRUST RIVERFRONT DYNAMIC EMERGING MARKETS ETF           FEBRUARY 2, 2016
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FIRST TRUST RIVERFRONT DYNAMIC DEVELOPED INTERNATIONAL ETF    FEBRUARY 2, 2016
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